Exhibit 99.2

People Republic of China
Coal Production Right Permit

Permit # X081301060Y1

Company Name: Heilong Jiang TongGong Coal Mine Limited

Coal Mine Name: Heilongjiang Tong Coal Mine Limited

Detailed Address: Ai Hui District, Heihe City, Heilong Jiang province

Effective period: From January 25th, 2006 to April 30th, 2015

Corporation form: Limited Liability Company

Name of General Manager: Jiagang Lu

Design Capacity: 150,000 tonnes/year

Mining Area: 1.1193 square kilometers

Issued by: Heilongjiang Province Economy Committee

/Seal/

Date: December 31st, 2005